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THE INTERESTS IN THIS LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER EITHER
THE FEDERAL OR STATE SECURITIES LAWS AND ARE RESTRICTED AS TO TRANSFER. SUCH RESTRICTIONS INCLUDE PROVIDING EVIDENCE SATISFACTORY TO THE GENERAL PARTNER THAT ANY TRANSFER IS IN COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS.
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                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        CHALK MOUNTAIN EXPLORATION, LTD.


     This agreement of limited partnership is made and entered into on January 14, 1997. It is between Midland Resources, Inc. , a Texas corporation, referred to in this agreement as the "General Partner" or "MRI", and the persons and entities shown as the Limited Partners on Exhibit "A", attached hereto, including the initial limited partner, together with any additional or substituted Limited Partners admitted to the Partnership in accordance with the terms of this agreement, all of whom are referred to in this agreement as "Limited Partners".

                                    ARTICLE I

                                   DEFINITIONS

     The following terms have the following meanings when used in this agreement:

     "Act" means the Texas Revised Limited Partnership Act.

     "Area of Mutual Interest" means that acreage within the boundary on the map as marked on EXHIBIT "E" attached hereto, in Reagan, Sterling and Tom Green Counties, Texas. The Area of Mutual Interest does not include interests in any geological formation the rights to which are not conveyed in EXHIBIT B

     "Affiliate" means any person or entity that controls or is controlled by the General Partner. In this definition, the term "control" includes the ownership of more than 50% of the beneficial interest in the person or entity.

     "Agreement" or "partnership agreement" means this agreement of limited partnership, including any amendments that may be made.

     "Bankruptcy" means, as to any partner, the partner's taking or acquiescing in the taking, of any action seeking relief under, or advantage of, any applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar law affecting the rights or remedies of creditors generally, as in effect from time to time. For the purpose of this definition, the term "acquiescing" shall include, without limitation, the failure to file, within ten days after its entry, a petition, answer or motion to vacate or to discharge any order, judgment or decree providing for any relief under any such law.

     "Capital contribution(s)" means the contribution(s) made to the capital of the Partnership from time to time by a partner in cash or property.

     "Certificate" means the certificate of limited partnership to be filed by the General Partner with the Secretary of State of Texas in accordance with this agreement.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "Percentage interest" means the interest of a partner in the capital and profits and losses of the Partnership as initially set forth in EXHIBIT "A", attached hereto.

     "Person" means an individual or a corporation or other entity.

     "Prospect Area" means the lease interests in the acreage conveyed by the Bill of Sale and Assignment of Oil and Gas Leases attached hereto as EXHIBIT "B".

     "Required interest" means one or more of the Limited Partners having among them more than 50% of the Percentage Interest of all Limited Partners in their capacity as such.

     "Transfer" means the mortgage, pledge, hypothecation, transfer, sale, assignment or other disposition of any part or all of an interest in the Partnership by any partner, whether voluntarily, by operation of law or otherwise.

                                   ARTICLE II

                                     GENERAL

FORMATION

     2.01 By this agreement, the General Partner and the Limited Partners form and establish the Partnership pursuant to the Act. Prior to conducting any business in any jurisdiction, the General Partner shall promptly file the Certificate as required by the Act and comply with all other legal requirements for the formation and operation of the Partnership. Except as expressly provided in this agreement, the Act shall govern the rights and liabilities of the partners.

     The Partnership shall be formed by the General Partner and the initial limited partner, who notwithstanding any other provision herein, following formation shall, (i) not be required to contribute capital to the Partnership, (ii) shall withdraw from the partnership upon the admission of the first additional limited partner who shall make a cash capital contribution, (iii) shall not be entitled to any distribution or allocation of profits or losses. Any other provision contained herein that may be construed as inconsistent with the formation of the Partnership by the General Partner and the initial limited partner shall be construed so as to permit such action.

NAME

     2.02 The name of the Partnership shall be CHALK MOUNTAIN EXPLORATION, LTD. The General Partner may change the name of the Partnership or adopt such trade or fictitious names as it may determine appropriate.

INVESTMENT

     2.03 Each of the Limited Partners represents that he (a) understands the high degree of risk associated with exploration drilling for oil and gas, development drilling for oil and gas, and producing oil and gas, (b) has to his satisfaction, had an opportunity to ask questions of the General Partner and receive whatever information he believes is necessary to make a decision to invest in the Partnership. (c) has consulted and received a report by an independent consulting geologist regarding the Prospect Area,
     (d) has sufficient resources to withstand the complete loss of his investment in the Partnership, and (d) is acquiring an interest in the Partnership for investment for his own account, and not with a view to any sale or distribution of that interest.

                                   ARTICLE III

                     COMMENCEMENT DATE; TERM OF PARTNERSHIP

     The Partnership shall commence and be effective on the date the Certificate is filed with the Secretary of State of Texas. The Partnership shall continue until terminated as provided in this agreement or on December 31, 2046, whichever occurs first.

                                   ARTICLE IV

                                    PURPOSES

     The purposes of the Partnership shall be to explore for oil and gas, drill for oil and gas, and operate oil and gas wells in the Prospect Area and the Area of Mutual Interest.

                                    ARTICLE V

                      GENERAL PARTNER AND PLACE OF BUSINESS

     The General Partner of the Partnership is Midland Resources, Inc., hereafter sometimes referred to as MRI, with offices at 16701 Greenspoint Park Drive, Suite 200, Houston, Texas 77060. The address of the General Partner is the principal place of business of the Partnership. Any requests for information concerning the Partnership shall be directed to the General Partner at the principal place of business of the Partnership. Deas H. Warley III shall serve as the registered agent of the Partnership. The address of the registered agent of the Partnership is 16701 Greenspoint Park Drive, Suite 200, Houston, Texas 77060. The address and the name of the registered agent of the Partnership may be changed as the General Partner may designate by written notice to the Limited Partners and by filing an amended Certificate with the Secretary of State.

                                   ARTICLE VI

                              CAPITAL CONTRIBUTIONS

GENERAL PARTNER'S CONTRIBUTION

     6.01 At the time of execution of this agreement, the General Partner as such shall be obligated to contribute such sums to the capital of the Partnership as may be necessary to complete and equip the initial well to be drilled on the Prospect Area to produce into the tanks, should such well be determined to be completed. In exchange for such obligation and the other obligations of the General Partner contained herein, the General Partner will have the percentage interest in the Partnership set forth in Exhibit "A".
The General Partner shall fulfill its obligation at such time and in such manner so as to fully and timely complete and equip such initial well. Upon the drilling of any additional wells after the initial well, including the acquisition of additional acreage and related activities, the General
Partner commits to, and will, contribute to the capital of the Partnership the amount equal to its then percentage interest in the Partnership multiplied by any AFE cost (as defined and used in Section 6.02).

LIMITED PARTNERS' CONTRIBUTIONS

     6.02      (a)  The Limited Partners shall contribute to the capital of the
                    Partnership, as the initial Limited Partner Capital, the sum of $750,000, in the percentages and amounts shown on Exhibit "A", attached hereto. In exchange for these contributions, the Limited Partners will have the respective percentage interests in the Partnership set forth in Exhibit "A".

               (b) The $750,000 amount is the total estimated Prospect Area land cost, seismic cost, and dry hole cost of the initial well proposed to be drilled in the Prospect Area plus contingency funds, all as set forth in the AFE attached hereto as EXHIBIT "D". If actual costs incurred with respect to drilling such well should from time to time exceed such amount, the Limited Partners in proportion to their percentage interest agree to pay over to the General Partner as additional Limited Partner Capital an amount equal to any excess required not later than 10 days after each call is made therefor by the General Partner.

               (c) The Partnership may drill additional wells on the Prospect Area as well as acquire land and drill additional wells in the Area of Mutual Interest. An Authorization for Expenditures ("AFE") estimating the costs of drilling any additional well and acquiring any additional acreage shall be prepared according to standards and procedures generally accepted within the industry among industry partners, for each such well and shall be delivered by the General Partner to each Limited Partner, who, subject to Section 7.04, agrees not later than 14 days after receipt of same to contribute to the capital of the Partnership as additional Partner Capital an amount equal to his then percentage interest in the Partnership multiplied by the AFE cost. If actual costs incurred on behalf of the Partnership with respect to a given well exceed the estimated costs, the Partners agree to fund the excess in the manner outlined in this Section 6.02 for such an excess applicable to the initial well.

LIMITED LIABILITY FOR LIMITED PARTNERS

     6.03 The liability of the Limited Partners to the Partnership is limited to the amount of their respective capital contributions agreed to be made in paragraph 6.02 plus an additional amount during the calendar year ending December 31, 1997 equal to the negative cash flow, if any, experienced by the Partnership in that year requiring an additional infusion of capital by all Partners for the year. The Limited Partners are entitled to a return of their respective capital contributions only as provided in this partnership agreement.


                                   ARTICLE VII

                                CAPITAL ACCOUNTS

ESTABLISHMENT OF CAPITAL ACCOUNTS

     7.01 Separate capital accounts shall be established and maintained for each partner in accordance with Section 1.704-1 (b) (2) (iv) of the Treasury Regulations, as amended from time to time.

CREDITS AND DEBITS

     7.02 All capital contributions of a partner, its allocable share of Partnership income and loss, and cash or property distributions made to such partner shall be credited or charged to such partner's individual capital account as the case may be. To the extent an allocation or adjustment is not specifically described by this agreement, that item shall be reflected in the partners' capital accounts in accordance with Section 1.704-1 (b)(2)(iv) of the Treasury Regulations, as amended from time to time.

     The capital accounts shall not bear interest.

SPECIAL ALLOCATION OF COST

     7.03 Special allocation of costs shall be made as follows:

          (a) General Partner: Capital account to be applied in the following order:

                    First-Leasehold costs.
                    Second-Lease and well equipment costs.
                    Third-Intangible drilling costs.

          (b) Limited Partners: Capital accounts are to be applied in the following order:

                    First-Intangible drilling costs.
                    Second-Lease and well equipment cost.
                    Third-Leasehold costs.

SPECIAL ALLOCATION FOR NON CONSENT

     7.04 (a)  If any partner fails to make a capital contribution pursuant to
               Section 6.02 (c) ("Non Consenting Partner") the General Partner shall give notice to the remaining partners who shall thereafter have 7 days within which to notify the General Partner of their willingness to contribute pro rata (or as they may agree among themselves) the amount of the Non Consenting Partners capital contribution. If enough partners agree ("Consenting Partners") to make the full amount of the Non Consenting Partner's capital contribution then the General Partner shall so notify the Consenting Partners and the project which required the Section
               6.02 capital call ("Non Consent Project") shall be done.

          (b) With respect to a Non Consent Project, the General Partner shall establish and maintain as reasonably as possible, a separate accounting of the costs and revenues thereof. The Consenting Partners shall bear and be specially allocated the entire cost and risk of conducting such Non Consent Project in proportion to the Section 6.02(c) capital contribution they made for such Non Consent Project. The allocation of costs among the Consenting Partners shall be in the manner set forth in Section 7.03.

          (c) If the Non Consent Project results in oil or gas production, then the Non Consenting Partner shall be deemed to have consented to a special allocation to the Consenting Partners, of the revenue and expenses from all production from such Non Consent Project, in proportion to their capital contributions for such Non Consent Project. Such special allocation of revenue and expenses shall continue until such time as the Consenting Partners collectively are allocated net proceeds equal to 300% of the amount of the capital call the Non Consenting Partner did not make.

          (d) If (i) the General Partner determines that not enough Consenting Partners agreed to fund the entire amount of the Section 6.02(c) Non Consenting Partner's capital contribution and therefor the Non Consent Project cannot be accomplished, and (ii) one cost component of the Non Consent Project consisted of exercising one or more of the options to acquire acreage contained in EXHIBIT "B"; then the General Partner shall notify the party to whom the option shall revert back to (which may be itself) the names of those partners who did express a willingness to make the capital contribution required by Section 6.02(c) and the amount such partners were willing to contribute.

ACCOUNTING FOR PARTNER'S LOANS

     7.05 Loans made by a partner to the Partnership shall not be considered capital contributions.

RETURN OF CAPITAL

     7.06 No partner has the right to demand the return of its capital contribution other than in cash and except as provided in this agreement.

LIQUIDATION

     7.07 When the Partnership is liquidated, each partner with a deficit in its capital account will be obligated to contribute to the capital of the Partnership an amount of cash equal to the deficit in the capital account balance. The cash must be paid within 30 days after the date of the liquidation, and the amounts so contributed may be paid to the creditors of the Partnership or distributed to the other partners in the ratio of the then positive balances in their respective capital accounts.

PARTITION

     7.08 All interests in the property owned by the Partnership shall be deemed owned by the Partnership as an entity. No partner, individually, shall have any ownership of such property or interest except as a partner in the Partnership. Each of the partners irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership.

                                  ARTICLE VIII

          TRANSACTIONS WITH GENERAL PARTNER AND CONTROL AND MANAGEMENT

TRANSACTIONS WITH GENERAL PARTNER

     8.01 The General Partner will sell to the Partnership its interest in the Prospect Area, the Area of Mutual Interest and certain related seismic data pursuant to a Bill of Sale and Assignment of Oil and Gas Leases, substantially in the form attached hereto as EXHIBIT "B". A subsidiary of the General Partner will supervise the drilling of all wells and act as operator of any wells pursuant to the terms of the A.A.P.L. Form 610 Operating Agreement attached hereto as EXHIBIT "C". The General Partner is entitled to receive reimbursement of all direct out of pocket costs incurred on behalf of the Partnership, in addition to amounts received by its subsidiary pursuant to the Operating Agreement.

ROLE OF GENERAL PARTNER

     8.02  (a)  The General Partner has full, exclusive and complete discretion in the management and control of the Partnership for any of the purposes set forth in Article IV of this agreement, unless specifically stated otherwise in this agreement.

           (b) The General Partner agrees to conduct the operations contemplated under this agreement in a careful and prudent manner, and in accordance with good industry practice.

          (c) The General Partner (or any successor to the General Partner) agrees to serve as general partner of the Partnership until the Partnership is terminated without reconstitution as provided below.

GENERAL PARTNER'S AUTHORITY

     8.03 Subject to any limitations expressly set forth in this agreement, the General Partner is expressly authorized to perform any of the following acts on behalf of the Partnership:

          (a) Any and all acts necessary or appropriate to the acquisition and management of the Partnership and interests in the Partnership;

          (b)  Maintenance of all necessary Partnership books and records;

          (c) Commencement of litigation or defense of litigation, including settlement of any litigation, involving the Partnership;

          (d) Establishment of bank accounts in which all Partnership funds shall be deposited and from which payments shall be made;

          (e) Procuring and maintaining insurance with responsible companies as may be available in such amounts and covering such risks as are deemed appropriate by the General Partner;

          (f) Taking and holding all real, personal and mixed property of the Partnership in the name of the Partnership;

          (g)  Executing and delivering, on behalf of and in the name of the
               Partnership,    contracts,  agreements and other documents;

          (h) Coordinating all accounting and clerical functions of the Partnership and employing accountants, lawyers, engineers and other management or service personnel as may from time to time be required to carry on the business of the Partnership;

          (i) Filing tax returns and making elections on behalf of the Partnership as provided under the Code.

LIMITATIONS

     8.04 Notwithstanding the generality of the General Partner' s authority, the General Partner is not empowered, without the consent of a required interest, to:

          (a)  Do any act in contravention of this partnership agreement;

          (b) Do any act that would make it impossible to carry out the ordinary business of the Partnership, except as specifically permitted by the terms of this agreement;

          (c)  Confess a judgment against the Partnership;

          (d)  Possess Partnership property or assign any rights in specific
               Partnership    property for other than a Partnership purpose;

          (e) Require any partner to make any contribution to the capital of the Partnership not provided for in this agreement;

          (f) Mortgage or pledge any assets of the Partnership to secure Partnership loans exceeding $100,000 in the aggregate;

          (g)  Amend this partnership agreement.

OTHER AND COMPETING ACTIVITIES

     8.05 Any partner may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar to, or competitive with the business conducted by the Partnership. Neither the Partnership nor any partner shall have any rights in or to such independent ventures of the income or profits derived form these other activities.

LIABILITY OF GENERAL PARTNER

     8.06 The General Partner is not liable, responsible or accountable in damages or otherwise to the Limited Partners or the Partnership for any act performed by the General Partner in good faith and within the scope of this agreement. The General Partner is liable to the Limited Partners only for conduct that involves gross negligence, bad faith or fraud.

INDEMNIFICATION OF GENERAL PARTNER

     8.07 The Partnership shall indemnify and hold harmless the General Partner and its officers, directors, agents and representatives from and against any loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of any act or failure to act by the General Partner, specifically including its sole, partial or concurrent negligence to the greatest extent permitted under the Act.

CONTRACTS WITH AFFILIATES

     8.08 Notwithstanding anything in this agreement to the contrary, it is understood and agreed that the Partnership may employ any partner and any person affiliated with any partner to render services on behalf of the Partnership and may compensate the person rendering the services on customary terms and at competitive rates. Neither the Partnership nor the other partners shall have any rights in or to any profits derived form any fees paid by the Partnership for such services.

TAX MATTERS PARTNER

     8.09 The General Partner is authorized and required to represent the Partnership in connection with all examinations of the Partnership affairs by tax authorities, including administrative and judicial proceedings, and to expend Partnership funds for professional services and costs in connection with such examinations.

                                   ARTICLE IX

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

LIMITED LIABILITY

     9.01 Other than as provided in paragraphs 6.03 and 7.05, the Limited Partners have no personal liability whatsoever, whether to the Partnership, the General Partner, or any creditor of the Partnership, for any of the debts or losses of the Partnership beyond their respective capital contributions to the Partnership.

NO MANAGEMENT RIGHTS

     9.02 The Limited Partners may not take part in the management of the Partnership or transact any business for or on behalf of the Partnership. All management responsibility is vested in the General Partner, subject to the approval of the Limited Partners in those specific instances described in this agreement.

NO AUTHORITY TO BIND PARTNERSHIP

     9.03 The Limited Partners have no power or authority to sign for or to bind the Partnership. All authority to act on behalf of the Partnership is vested in the General Partner.

                                    ARTICLE X

               PERCENTAGE INTERESTS; ALLOCATIONS AND DISTRIBUTIONS

ACCOUNTING PRINCIPLES

     10.01 The net income and net loss of the Partnership (and each item of income, gain, loss, deduction or credit entering into the computation of net income and net loss) shall be determined on an annual basis in accordance with the accounting method followed by the Partnership for federal income tax purposes.

PERCENTAGE INTERESTS

     10.02 The phrase "Percentage Interest- of each partner means that particular partner's interest in the capital, net income, net loss and distributions of the Partnership as set forth in Exhibit "A", attached hereto.

ALLOCATIONS

     10.03 All net income, net losses and credits and items of gain or loss of the Partnership shall be allocated to each given partner from time to time in accordance with such partner's Percentage Interest, except as modified by Article VII herein.

DISTRIBUTIONS

     10.04 All net cash flow available for distribution to the partners, subject to the establishment of reasonable reserves, shall be distributed monthly to the partners in accordance with their respective Percentage Interests, except as modified by Article VII herein.

COMPLIANCE WITH TREASURY REGULATIONS

     10.05 It is intended that the allocation and distribution provisions set forth in this Article X apply in a manner consistent with the provisions of Sections 704 and 706 of the Code, and the Treasury Regulations promulgated for those sections. The General Partner shall have reasonable discretion to apply the allocation and distribution provisions set forth in this Article X in any manner consistent with Sections 704 and 706 of the Code and the Treasury Regulations.

                                   ARTICLE XI

                              LOANS TO PARTNERSHIP

     Pursuant to a written agreement approved by the General Partner, any partner may lend funds to the Partnership for Partnership business. The amount of any loan or advance by the partner shall bear interest at the lesser of: (i) 3 % in excess of the base rate as published from time to time by Texas Commerce Bank, N.A., or (ii) the maximum permissible interest rate allowable under applicable usury laws. Loans made under this provision of this agreement shall be deemed an obligation of indebtedness from the Partnership to the partner, payable prior to any distributions to the partners.

                                   ARTICLE XII

                       TRANSFERS OF PARTNERSHIP INTERESTS

RESTRICTION ON TRANSFERS BY PARTNERS, LOANS.

     12.01 The Limited Partners may not transfer any or all of their respective interests in the Partnership without the prior written consent of the General Partner. The General Partner may withhold consent if the terms of
     Section 12.02 and 12.03 are not met. By way of exception to the transfer restriction of this paragraph, any Limited Partner may encumber pursuant to a bank Uniform Commercial Code security agreement his interest in the Partnership for the purpose of obtaining a loan the proceeds of which are to be delivered to the Partnership as a capital contribution. Notwithstanding any provision of this agreement to the contrary, the General Partner may pledge its interest in the Partnership without restriction to secure borrowings under its bank or other corporate loan agreements.

TRANSFER BY PARTNERS

     12.02 Before any Partner may sell or otherwise transfer all or any part of his interest in the Partnership to other than an immediate family member if an individual or a wholly owned subsidiary if a corporation, he must first notify the Partners in writing in the manner herein provided as to the Partnership Interest he intends to sell or transfer, giving the name of the proposed transferee, and the price and terms upon which the sale or transfer is to be made; and thereupon, the other Partners shall have an exclusive option for a period of thirty (30) days after the date of such notice to purchase, at the price and the terms set out in the notice, all of the Partnership Interest to be disposed of. Such right to purchase shall be pro rata according to the remaining Partners interest in the Partnership, or as the Partners may agree among themselves. If the option is not exercised, the selling partner, subject to the provisions of paragraph 12.01, may sell his Partnership Interest at the price, on the terms, and to the transferee stated in the notice at any time within thirty
     (30) days after the option expires, but not thereafter unless and until he gives a new notice to the remaining Limited Partners and they again fail to exercise their option. At the time of closing, the parties involved shall execute all assignments and other documents necessary to effectuate the sale and carry out the terms of the offer under the laws of the State of Texas.

TRANSFER REQUIREMENTS

     12.03 No permitted assignee or transferee of all or part of the interest of the Limited Partners in the Partnership shall have the right to become a substitute limited partner unless all of the following occur:

          (a) The transferring Limited Partner has stated the intention that the assignee become a limited partner in his or her own right in the instrument of assignment;

          (b) The assignee has executed an instrument reasonably satisfactory to the General Partner, accepting and adopting the terms and provisions of this agreement;

          (c) The assignor or assignee pays any reasonable expenses in connection with the admission of the assignee as a Limited Partner;

          (d) The General Partner reasonably believes the transfer will not cause the Partnership to be taxed as a corporation;

          (e) The assignor and assignee provides evidence satisfactory to the General Partner that the transfer will not create liability to the Partnership under the federal or state securities laws.

          (f)  The assignment will not cause a dissolution of the Partnership;
               and

          (g) The General Partner consents to the assignee becoming a substitute limited partner.

GENERAL PARTNER AS LIMITED PARTNER

     12.04 To the extent that the General Partner owns an interest as a Limited Partner, the General Partner shall, with respect to such interest, enjoy all the rights and be subject to all the obligations and duties of a Limited Partner to the extent of such interest.

TRANSFER BY GENERAL PARTNER

     12.05 In addition to the requirements of Section 12.02, the General Partner may not transfer any or all of its interest in the Partnership without the prior written consent of a Required Interest. If a transfer is approved, the transferee assumes all of the obligations of the General Partner and the General Partner shall be relieved of all further obligations and responsibilities. If a transfer of the General Partner's interest is approved, the transfer will not cause the dissolution of the Partnership, which may continue with the transferee as the General Partner the same as if the transferee had been the initial General Partner.

     The restrictions on the transfer of the General Partner's interest in the Partnership do not apply to a transfer by the General Partner to an affiliate of the General Partner.

                                  ARTICLE XIII

                           DISSOLUTION AND TERMINATION

EVENTS OF DISSOLUTION

     13.01 The Partnership shall be dissolved and its business wound up on the earliest occurrence of any one of the following events:

          (a)  The expiration of the term of the Partnership as set forth in
               Article III;

          (b) The General Partner's determination, with the Limited Partners' prior written consent, that the Partnership should be dissolved;

          (c) The dissolution, withdrawal or bankruptcy of the General Partner, unless the Partnership is reconstituted in the manner prescribed in paragraph 13.02 of this agreement. The dissolution, withdrawal or bankruptcy of the General Partner will not result in the dissolution of the Partnership so long as the successor to the General Partner's interest in the Partnership, in accordance with paragraph 13.02, assumes all of the General Partner's obligations under this agreement. or

          (d) The vote of the Required Interest within 30 days following the date Deas H. Warley III ceases to be the principal executive officer of the General Partner or the operator designated in EXHIBIT "C".

ELECTION OF NEW GENERAL PARTNER

     13.02 At the time of the dissolution, withdrawal or bankruptcy of the General Partner, the business of the Partnership shall be continued on the terms and subject to the conditions of this agreement if, within 30 days after such event, the Limited Partners unanimously elect that the business of the Partnership should be continued and, in such election, designate one or more persons to be substituted as general partner. New General Partner(s) elected by this procedure will succeed to all of the powers, privileges and obligations of the then-existing General Partner. The interest in the Partnership of the General Partner who is succeeded by new General Partner(s) will become a Limited Partner's interest in the Partnership. In the event of a dissolution, withdrawal or bankruptcy of the General Partner and the failure of the Limited Partners to elect to continue the business of the Partnership, the Partnership shall be terminated forthwith.

NO RELEASE FROM LIABILITIES

     13.03 It is understood and agreed that no dissolution of the Partnership releases or relieves any of the parties to this agreement of their contractual obligations under this agreement.

DISTRIBUTIONS IN LIQUIDATION

     13.04 If the business of the Partnership is not continued, the General Partner shall, if possible, act as liquidator. If the General Partner has itself dissolved, withdrawn from the Partnership or declared or suffered a bankruptcy, and if the Partnership is not reconstituted with a new General Partner as provided in this agreement, a Limited Partner shall act as liquidator. The liquidator shall liquidate the assets of the Partnership, make appropriate adjustments to the capital accounts of the partners and distribute the proceeds in the following order of priorities, so far as the proceeds will go:

          (a) To the payment of debts of the Partnership (other than loans made from the partners to the Partnership), including the expenses of liquidation;

          (b) To the repayment of any loans that have been made by the partners to the Partnership, but if the amount available for such repayment is insufficient, then pro rata up to the amounts available;

          (c) To all partners pro rata in accordance with their respective capital account balances, as adjusted, up the amounts of those capital accounts;

          (d) To all partners pro rata according to their respective Percentage Interests in the Partnership.

DISTRIBUTIONS IN KIND

     13.05 In the event any or all of the assets of the Partnership cannot be liquidated, those assets are to be distributed in kind according to the priorities set forth in paragraph 13.04. Assets of the Partnership distributed to the partners shall be held and owned by the partners as tenants in common. In the event of the distribution of the Partnership properties in kind, the fair market value of such assets shall be determined by agreement of the partners. The amount of gain or loss which would have been realized by the Partnership for federal income tax purposes if the assets had been sold at such fair market value rather than distributed in kind shall be treated as gain or loss from a disposition of the assets of the Partnership, and allocated among the partners in accordance with Article X, such allocations then being reflected in the partners' respective capital accounts.

                                   ARTICLE XIV

                                   ACCOUNTING

FISCAL YEAR

     14.01 The fiscal year of the Partnership shall be the calendar year.

BOOKS  AND RECORDS

     14.02 The General Partner shall keep or cause to be kept full and accurate records of all transactions of the Partnership in accordance with principles and practices generally accepted for the cash or accrual method of accounting.

INSPECTION OF RECORDS

     14.03 Any partner may, for any proper purpose during regular business hours, inspect and copy any of the Partnership books and records at the principal place of business of the Partnership as provided in Article V, or make other reasonable inquiries as the Partnership affairs. Costs of reproducing or copying Partnership books and records shall be at the expense of the requesting partner.

TAX RETURNS

     14.04 Within 90 days after the end of each fiscal year, the General Partner shall prepare, or cause to the prepared, state and federal income tax returns for the Partnership and in connection with those tax returns, make any available or necessary elections. The returns shall be filed by the General Partner on or before the due date (including extensions).

                                   ARTICLE XV

                             REPORTS AND STATEMENTS

     Within 90 days after the end of each fiscal year of the Partnership, the General Partner will deliver to the Limited partners, at the Partnership's expense, financial statements setting forth, as of the end of and for that fiscal year, the following:

          (a) A profit and loss statement and a balance sheet of the Partnership;

          (b)  The balance in the capital account of each partner;

          (c) Any other information that, in the judgment of the General Partner, is reasonable necessary for the Limited Partner to be advised of the results of operations of the Partnership.

                                   ARTICLE XVI

                                  BANK ACCOUNTS

     The General Partner shall open and maintain a special bank account or accounts in which all funds of the Partnership shall be deposited. Withdrawals from this account or these accounts may be made on the signature or signatures of those persons designated by the General Partner.

     The General Partner may not commingle the assets of the Partnership with the assets of any other entity or person. However, the revenues and other receipts of the Partnership may be deposited in a central account in the name of the General Partner or an affiliate of the General Partner so long as separate entries are made on the books and records of the Partnership and on the books and records of the affiliate reflecting deposits in the bank account of the affiliate with respect to amounts received from the Partnership and withdrawals from the bank accounts made for the purpose of disbursing funds to the Partnership or for the purpose of paying liabilities of the Partnership.

                                  ARTICLE XVII

                                     NOTICES

     Whenever any notice is required or permitted to be given under this agreement, the notice must be in writing and signed by or on behalf of the person giving the notice. The notice will be deemed to have been given when delivered by personal delivery or deposited in the United States mail, postage prepaid, certified mail, return receipt requested, properly addressed to the persons who must receive notice at the addresses listed in this agreement or as changed by written notice given according to this provision of this agreement.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

COUNTERPARTS

     18.01 This partnership agreement may be executed in any number of counterparts with the same effect as if all parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

SIGNATURE PAGES

     18.02 Each partner authorizes the General Partner to attach to this partnership agreement an executed signature page containing the signature of such partner.

Executed and dated as follows:

GENERAL PARTNER:                       MIDLAND RESOURCES, INC.

                                       By:
                                          --------------------------------------
                                       Name Printed:  Deas H. Warley III
                                       Title:    President

                                       Address: 16701 Greenspoint Park Dr.
                                       Suite 200
                                       Houston, Texas  77060
                                       Date:
                                            ------------------------------------

INITIAL LIMITED PARTNER:               -----------------------------------------
                                       Deas H. Warley III
                                       16701 Greenspoint Park Dr., Suite 200
                                       Houston, Texas  77060
                                       Date:
                                            ------------------------------------